Exhibit 99.1

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

In re XL Fleet Corp. Securities Litigation	Case No. 1:21-cv-02002-JLR

STIPULATION AND AGREEMENT of settlement

This Stipulation and Agreement of Settlement, dated as of December 6, 2023 (the “Stipulation”) is entered into between (a) Court-appointed lead plaintiff Delton Rowe (“Lead Plaintiff”) and additional plaintiffs Jeffrey Suh, Carl Enslin, Simone Heridis, and Soraya Heridis (née Matamoros) (collectively, “Additional Named Plaintiffs”; and together with Lead Plaintiff, “Plaintiffs”), on behalf of themselves and the Settlement Class (defined below); and (b) defendants XL Fleet Corp. (“XL Fleet”)1 and Jonathan J. Ledecky, James H.R. Brady, Kevin Griffin, Thomas J. Hynes III, Dimitri Kazarinoff, and Brian Piern (collectively, “Individual Defendants”; and together with XL Fleet, “Defendants”; and together with Plaintiffs, the “Parties”), and embodies the terms and conditions of the settlement of the above-captioned action (the “Action”). Subject to the approval of the Court and the terms and conditions expressly provided herein, this Stipulation is intended to fully, finally and forever compromise, settle, release, resolve, and dismiss with prejudice the Action and all claims asserted therein against Defendants.

WHEREAS:

A. On March 8, 2021, a class action complaint was filed in the United States District Court for the Southern District of New York (“the Court”), styled Jeff Suh v. XL Fleet Corp., et al., 1:21-cv-02002-LGS. ECF No. 1.

B. On May 7, 2021, Delton Rowe moved to be appointed lead plaintiff. ECF No. 21. By Order dated June 3, 2021, the Court appointed Delton Rowe Lead Plaintiff; and approved Lead Plaintiff’s selection of Glancy Prongay & Murray LLP (“GPM”) as Lead Counsel for the putative class. ECF No. 60.

C. On July 20, 2021, Plaintiffs filed and served their 143-page (454-paragraph) Amended Consolidated Class Action Complaint for Violations of the Federal Securities Laws (the “Complaint”) asserting claims against all Defendants under Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 10b-5 promulgated thereunder, and against the Individual Defendants under Section 20(a) of the Exchange Act. ECF No. 72. Among other things, the Complaint alleged that Defendants made materially false and misleading statements about: (a) XL Fleet’s revenue projections; (b) its sales pipeline; (c) its supply chain; (d) its customer base; (e) the return on investment provided by its technology; and (f) its California Air Resources Board certification status. According to the Complaint, the alleged misrepresentations proximately caused class member losses when the truth was revealed over a series of partial corrective disclosures throughout the class period.

[1]	XL Fleet is now known as Spruce Power Holding Corporation.

D. On August 26, 2021, Defendants moved to dismiss the Complaint. ECF No. 84-85. On October 4, 2021, Plaintiffs opposed Defendants’ motion to dismiss (ECF No. 93), and, on October 25, 2021, Defendants served their reply papers. ECF No. 95.

E. On February 17, 2022, the Court denied Defendants’ motion to dismiss in its entirety. ECF No. 97; In Re XL Fleet Corp. Sec. Litig., No. 1:21-CV-02002-JLR, 2022 WL 493629 (S.D.N.Y Feb. 17, 2022).

F. Defendants answered the Complaint on April 5, 2022. ECF No. 111.

G. Following the denial of Defendants’ motion to dismiss the Complaint, and negotiation over the scope and manner of document production and the treatment of ESI, the Parties began discovery pursuant to the Court’s Protective Order dated April 11, 2022. ECF Nos. 114-115.

H. In total, Defendants produced approximately 120,000 documents (totaling more than one million pages)—which consisted of, inter alia, documents related to all six major theories of liability in the case, and Defendants’ insurance policies. In addition, approximately 22,000 documents (totaling approximately 200,000 pages) were produced pursuant to nine third-party subpoenas and a FOIA request to the California Air Resources Board.

I. On September 13, 2022, the Parties were notified that the Action had been transferred from the Hon. Lorna G. Schofield to the Hon. Jennifer L. Rochon.

J. Between December 2022 and February 2023, Plaintiffs deposed the six Individual Defendants and ten current or former employees of XL Fleet or MGG Investment Group LP (“MGG”) and Defendants deposed Lead Plaintiff and the four Additional Named Plaintiffs.

K. On February 2, 2023, the Parties requested a continuation of the expert discovery and dispositive motion schedule relating to their March 20, 2023 mediation. ECF No. 146. The Court approved the requested continuation. ECF No. 147.

L. On March 10, 2023, Plaintiffs moved for class certification and sought appointment of Delton Rowe, Jeffrey Suh, Carl Enslin, Simone Heridis, and Soraya Heridis (née Matamoros) as the class representatives, and the appointment of GPM as Class Counsel. ECF No. 149-151.

M. On March 20, 2023, the Parties held a mediation session that was overseen by a well-respected mediator of complex actions, Jed Melnick, Esq. of JAMS. No agreement was reached during the mediation; however, settlement negotiations facilitated by Mr. Melnick continued.

N. On March 30, 2023, the Parties filed a request to extend scheduled deadlines by approximately 30 days, to focus their efforts on a potential resolution of the matter. ECF No. 153. The Court granted the extension. ECF No. 154.

O. On May 1, 2023, the Parties filed a further request to extend scheduled deadlines by 30 days, to continue focusing their efforts on a potential resolution of the matter. ECF No. 155. The Court granted the extension. ECF No. 156.

P. On May 17, 2023, the Parties engaged in an additional mediation session before Mr. Melnick, which included negotiations with plaintiffs in certain factually related derivative actions, as well as plaintiffs in a class action pending in the Delaware Court of Chancery.

Q. On June 7, 2023, the Court granted the Parties an additional six-week extension in an effort to reach a resolution. ECF Nos. 158-159.

R. On June 17, 2023, the Parties served on each other their Responses to Requests for Admission.

S. On August 7, 2023, the Parties filed a motion for extension of time to complete expert discovery. ECF No. 160. The Court granted the extension. ECF No. 161.

T. On August 11, 2023, Jon Norling, Chief Legal Officer of Spruce Power Holdings Corp. (f/k/a XL Fleet), requested a meeting with Lead Counsel to discuss settlement. On August 28, 2023, Plaintiffs had additional in-person settlement negotiations with Mr. Norling and Defendants’ new counsel from Troutman Pepper Hamilton Sander LLP. No agreement was reached during the meeting, and negotiations facilitated by Mr. Melnick over a potential settlement continued.

U. These negotiations culminated in a recommendation by Mr. Melnick that the Parties settle the Action for a $19.5 million cash payment to the Settlement Class, in return for a release of the Settlement Class’s claims against Defendants. On September 7, 2023, the Parties accepted Mr. Melnick’s recommendation.

V. On September 18, 2023, the Parties requested another extension to negotiate settlement terms and on September 19, 2023, the Court granted that request in part and ordered the Parties to update the Court by September 29, 2023. ECF Nos. 170-171.

W. On September 28, 2023, the agreement in principle to settle the Action was memorialized in a term sheet (the “Term Sheet”). The Term Sheet sets forth, among other things, the Parties’ agreement to settle and release all claims asserted against Defendants in the Action in return for a cash payment of $19,500,000 to be paid on behalf of the Defendants by XL Fleet and/or its D&O liability insurers (“D&O Insurers”) for the benefit of the Settlement Class, subject to certain terms and conditions and the execution of a customary “long form” stipulation and agreement of settlement and related papers.

X. On September 29, 2023, the Parties notified the Court that they had reached an agreement in principle and would file a Stipulation of Settlement within 60 days and motion for preliminary approval seven days thereafter, and requested that the Action be stayed pending that motion. ECF No. 173. The Court granted that motion on October 2, 2023. ECF No. 175.

Y. This Stipulation (together with the exhibits hereto) reflects the final and binding agreement between the Parties.

Z. Based upon their investigation, prosecution, and mediation of the case, Plaintiffs and Lead Counsel have concluded that the terms and conditions of this Stipulation are fair, reasonable, and adequate to Plaintiffs and the other members of the Settlement Class, and in their best interests. Based on Plaintiffs’ direct oversight of the prosecution of this matter and with the advice of Lead Counsel, Plaintiffs have agreed to settle and release the claims raised in the Action pursuant to the terms and provisions of this Stipulation, after considering, among other things: (a) the substantial financial benefit that Plaintiffs and the other members of the Settlement Class will receive under the proposed Settlement; and (b) the significant risks and costs of continued litigation and trial.

AA. This Stipulation constitutes a compromise of matters that are in dispute between the Parties. Defendants are entering into this Stipulation solely to eliminate the uncertainty, burden, and expense of further protracted litigation. Each of the Defendants denies any wrongdoing, and this Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any of the Defendants with respect to any claim or allegation of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that the Defendants have, or could have, asserted. The Defendants expressly deny that Plaintiffs have asserted any valid claims as to any of them, and expressly deny any and all allegations of fault, liability, wrongdoing, or damages whatsoever. Similarly, this Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of Plaintiffs of any infirmity in any of the claims asserted in the Action, or an admission or concession that any of the Defendants’ defenses to liability had any merit. Each of the Parties recognizes and acknowledges, however, that the Action has been initiated, filed, and prosecuted by Plaintiffs in good faith and defended by Defendants in good faith, that the Action is being voluntarily settled with the advice of counsel, and that the terms of the Settlement are fair, adequate, and reasonable.

NOW THEREFORE, it is hereby STIPULATED AND AGREED, by and among Plaintiffs (individually and on behalf of all other members of the Settlement Class) and Defendants, by and through their respective undersigned attorneys and subject to the approval of the Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, that, in consideration of the benefits flowing to the Parties from the Settlement, all Released Plaintiffs’ Claims as against the Defendants’ Releasees and all Released Defendants’ Claims as against the Plaintiffs’ Releasees shall be settled and released, upon and subject to the terms and conditions set forth below.

DEFINITIONS

1. As used in this Stipulation and any exhibits attached hereto and made a part hereof, the following capitalized terms shall have the following meanings:

(a) “Action” means the consolidated securities class action in the matter styled In re XL Fleet Corp. Sec. Litig., Case No. 1:21-cv-02002-JLR, and includes all actions consolidated therein.

(b) “Additional Named Plaintiffs” means Jeffrey Suh, Carl Enslin, Simone Heridis, and Soraya Heridis (née Matamoros).

(c) “Alternate Judgment” means a form of final judgment that may be entered by the Court herein but in a form other than the form of Judgment provided for in this Stipulation.

(d) “Authorized Claimant” means a Settlement Class Member who has submitted a valid Proof of Claim Form to the Claims Administrator that is approved by the Court for payment from the Net Settlement Fund pursuant to the terms of this Stipulation.

(e) “Claim” means a Proof of Claim Form submitted to the Claims Administrator.

(f) “Claim Form” or “Proof of Claim Form” means the form, substantially in the form attached hereto as Exhibit 2 to Exhibit A, that a Claimant or Settlement Class Member must complete and submit should that Claimant or Settlement Class Member seek to share in a distribution of the Net Settlement Fund.

(g) “Claimant” means a person or entity who or which submits a Claim Form to the Claims Administrator seeking to be eligible to share in the proceeds of the Settlement Fund.

(h) “Claims Administrator” means the firm retained by Plaintiffs and Lead Counsel, subject to approval of the Court, to provide all notices approved by the Court to potential Settlement Class Members and to administer the Settlement.

(i) “Class Distribution Order” means an order entered by the Court authorizing and directing that the Net Settlement Fund be distributed, in whole or in part, to Authorized Claimants.

(j) “Complaint” means the Amended Consolidated Class Action Complaint for Violations of the Federal Securities Laws file by Plaintiffs on July 20, 2021. ECF No. 72.

(k) “Court” means the United States District Court for the Southern District of New York.

(l) “Defendants” means XL Fleet and the Individual Defendants.

(m) “Defendants’ Counsel” means, collectively, Troutman Pepper Hamilton Sanders LLP; Willkie Farr & Gallagher LLP; Mcdermott Will & Emery LLP; and Ropes & Gray LLP.

(n) “Defendants’ Releasees” means (i) each Defendant; (ii) the Immediate Family members of the Individual Defendants; (iii) direct or indirect parent entities, subsidiaries, related entities, and affiliates of XL Fleet and Pivotal; (iv) any trust of which any Individual Defendant is the settler or which is for the benefit of any Individual Defendant and/or his or her Immediate Family members; (v) for any of the entities listed in parts (i) through (iv), their respective past and present general partners, limited partners, principals, shareholders, joint venturers, officers, directors, managers, managing directors, supervisors, employees, contractors, consultants, experts, auditors, accountants, financial advisors, insurers, trustees, trustors, agents, attorneys, predecessors, successors, assigns, heirs, executors, administrators, and any controlling person thereof; and (vi) any entity in which a Defendant has a controlling interest; all in their capacities as such.

(o) “Effective Date” with respect to the Settlement means the first date by which all of the events and conditions specified in ¶ 31 of this Stipulation have been met and have occurred or have been waived.

(p) “Escrow Account” means an account maintained at The Huntington National Bank wherein the Settlement Amount shall be deposited and held in escrow under the control of Lead Counsel.

(q) “Escrow Agent” means The Huntington National Bank.

(r) “Escrow Agreement” means the agreement between Lead Counsel and the Escrow Agent setting forth the terms under which the Escrow Agent shall maintain the Escrow Account.

(s) “Excluded Claims” means (i) any claims relating to the enforcement of the Settlement; (ii) any derivative claims asserted in the following actions: (a) Kay v. Frodl, Case No. 1:22-cv-10977-NMG (D. Mass.); (b) In re Spruce Power Holding Corp. Deriv. Litig., Case No. 1:23-cv-00289-MN (D. Del.); (c) Tucci v. XL Fleet Inc., Case No. 1:23-cv-00322-MN (D. Del.); and (d) Boyce v. Ledecky, et al., Case No. 1:23-cv-8591 (S.D.N.Y.); (iii) any derivative claims by Sham Lakhani and Matthew Waldman, purported shareholders who have made demands upon XL Fleet, as well as purported shareholder Val Kay; (iv) any claims asserted in In re XL Fleet (Pivotal) Stockholder Litig., C.A. No. 2121-0808 (Del. Ch.) (the “Stockholder Litigation”); and (v) any claims of any person or entity who or which submits a request for exclusion that is accepted by the Court.  However, for the avoidance of doubt, nothing in this Stipulation shall prevent Defendants from arguing in the Stockholder Litigation that they are entitled to an offset or reduction of any award of compensatory damages in the Stockholder Litigation due to their causing the Settlement Amount to be paid in this Action.

(t) “Final,” with respect to the Judgment or, if applicable, the Alternate Judgment, or any other court order, means: (i) if no appeal is filed, the expiration date of the time provided for filing or noticing any appeal under the Federal Rules of Appellate Procedure, i.e., thirty (30) days after entry of the judgment or order; or (ii) if there is an appeal from the judgment or order, (a) the date of final dismissal of all such appeals, or the final dismissal of any proceeding on certiorari or otherwise, or (b) the date the judgment or order is finally affirmed on an appeal, the expiration of the time to file a petition for a writ of certiorari or other form of review, or the denial of a writ of certiorari or other form of review, and, if certiorari or other form of review is granted, the date of final affirmance following review pursuant to that grant. However, any appeal or proceeding seeking subsequent judicial review pertaining solely to an order issued with respect to (i) attorneys’ fees, costs, or expenses, or (ii) the plan of allocation of Settlement proceeds (as submitted or subsequently modified), shall not in any way delay or preclude a judgment from becoming Final.

(u) “Immediate Family” means children, stepchildren, parents, stepparents, spouses, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, and sisters-in-law. As used in this paragraph, “spouse” shall mean a husband, a wife, or a partner in a state-recognized domestic relationship or civil union.

(v) “Individual Defendants” means Jonathan J. Ledecky, James H.R. Brady, Kevin Griffin, Thomas J. Hynes III, Dimitri Kazarinoff, and Brian Piern.

(w) “Judgment” means the final judgment, substantially in the form attached hereto as Exhibit B, to be entered by the Court approving the Settlement.

(x) “Lead Counsel” means the law firm of Glancy Prongay & Murray LLP.

(y) “Lead Plaintiff” means Court-appointed lead plaintiff Delton Rowe.

(z) “Litigation Expenses” means costs and expenses incurred in connection with commencing, prosecuting, and settling the Action (which may include the costs and expenses of Plaintiffs directly related to their representation of the Settlement Class), for which Lead Counsel intends to apply to the Court for reimbursement from the Settlement Fund.

(aa) “Net Settlement Fund” means the Settlement Fund less: (i) any Taxes; (ii) any Notice and Administration Costs; (iii) any Litigation Expenses awarded by the Court; and (iv) any attorneys’ fees awarded by the Court.

(bb) “Notice” means the Notice of (I) Pendency of Class Action, Certification of Settlement Class, and Proposed Settlement; (II) Settlement Fairness Hearing; and (III) Motion for an Award of Attorneys’ Fees and Reimbursement of Litigation Expenses, substantially in the form attached hereto as Exhibit 1 to Exhibit A, which shall be made available online at a website maintained by the Claims Administrator or mailed to Settlement Class Members upon request.

(cc) “Notice and Administration Costs” means the costs, fees, and expenses that are incurred by the Claims Administrator and/or Lead Counsel in connection with: (i) providing notices to the Settlement Class; and (ii) administering the Settlement, including but not limited to the Claims process, as well as the costs, fees, and expenses incurred in connection with the Escrow Account.

(dd) “Officer” means any officer as that term is defined in Securities and Exchange Act Rule 16a-1(f).

(ee) “Parties” means Defendants and Plaintiffs, on behalf of themselves and the Settlement Class.

(ff) “Pivotal” means Pivotal Investment Corporation II.

(gg) “Pivotal Units” means the publicly traded Pivotal units.

(hh) “Plaintiffs” means, collectively, Lead Plaintiff and the Additional Named Plaintiffs.

(ii) “Plaintiffs’ Counsel” means Lead Counsel and the Law Offices of Howard G. Smith.

(jj) “Plaintiffs’ Releasees” means (i) Plaintiffs, all Settlement Class members, any other plaintiffs in the Action and their counsel, Plaintiffs’ Counsel, any other counsel for Plaintiffs in the Action, and (ii) each of their respective family members, and their respective partners, general partners, limited partners, principals, shareholders, joint venturers, members, officers, directors, managing directors, supervisors, employees, contractors, consultants, experts, auditors, accountants, financial advisors, insurers, trustees, trustors, agents, attorneys, predecessors, successors, assigns, heirs, executors, administrators, and any controlling person thereof; all in their capacities as such.

(kk) “Plan of Allocation” means the proposed plan of allocation of the Net Settlement Fund set forth in the Notice.

(ll) “Postcard Notice” means the Postcard Notice of (I) Pendency of Class Action, Certification of Settlement Class, and Proposed Settlement; (II) Settlement Fairness Hearing; and (III) Motion for an Award of Attorneys’ Fees and Reimbursement of Litigation Expenses, substantially in the form attached hereto as Exhibit 4 to Exhibit A, which is to be mailed to Settlement Class Members.

(mm) “Preliminary Approval Order” means the order, substantially in the form attached hereto as Exhibit A, to be entered by the Court preliminarily approving the Settlement and directing that notice of the Settlement be provided to the Settlement Class.

(nn) “PSLRA” means the Private Securities Litigation Reform Act of 1995, 15 U.S.C. § 78u-4, as amended.

(oo) “Released Claims” means all Released Defendants’ Claims and all Released Plaintiffs’ Claims.

(pp) “Released Defendants’ Claims” means all claims and causes of action of every nature and description, whether known claims or Unknown Claims, whether arising under federal, state, common or foreign law, that arise out of, relate to or are based upon the institution, prosecution, or settlement of the claims asserted in the Action against Defendants. Released Defendants’ Claims shall not include: (i) any claims relating to the enforcement of the Settlement; and (ii) any claims of any person or entity who or which submits a request for exclusion that is accepted by the Court.

(qq) “Released Plaintiffs’ Claims” means all claims and causes of action, of every nature and description, whether known claims or Unknown Claims, contingent or absolute, liquidated or not liquidated, accrued or unaccrued, suspected or unsuspected, disclosed or undisclosed, apparent or not apparent, foreseen or unforeseen, matured or not matured, which now exist, heretofore or previously existed, or may hereafter exist, arising under federal, state, common or foreign law, that Plaintiffs or any other members of the Settlement Class: (i) asserted in the Complaint; or (ii) could have asserted or could in the future assert in any federal, state, or foreign court, tribunal, forum, or proceeding that arise out of, relate to or are based upon the allegations, transactions, facts, matters or occurrences, representations, statements or omissions involved, set forth, or referred to in the Complaint and that relate to the purchase and/or acquisition of publicly traded XL Fleet Securities during the Settlement Class Period, with the exception of the claims in the Stockholder Litigation. Released Plaintiffs’ Claims do not include any Excluded Claims.

(rr) “Releasee(s)” means each and any of the Defendants’ Releasees and each and any of the Plaintiffs’ Releasees.

(ss) “Releases” means the releases set forth in ¶¶ 5-6 of this Stipulation.

(tt) “Settlement” means the settlement between Plaintiffs and Defendants on the terms and conditions set forth in this Stipulation.

(uu) “Settlement Amount” means $19,500,000 in cash.

(vv) “Settlement Class” means all persons and entities that purchased or otherwise acquired the publicly traded common stock, units, and/or warrants of XL Fleet Corp. (“XL Fleet”) or Pivotal Investment Corporation II (“Pivotal”), purchased or otherwise acquired publicly traded XL Fleet or Pivotal call options, and/or wrote publicly traded XL Fleet or Pivotal put options, between September 18, 2020 and March 31, 2021, both dates inclusive, and were damaged thereby. Excluded from the Settlement Class are: (a) persons who suffered no compensable losses; and (b)(i) Defendants; (ii) any person who served as a partner, control person, officer, and/or director of XL Fleet or Pivotal during the Settlement Class Period, and members of their Immediate Families; (iii) present and former parents, subsidiaries, assigns, successors, affiliates, and predecessors of XL Fleet and Pivotal; (iv) any entity in which the Defendants have or had a controlling interest; (v) any trust of which an Individual Defendant is the settler or which is for the benefit of an Individual Defendant and/or member(s) of their Immediate Families; (vi) Defendants’ liability insurance carriers; and (vii) the legal representatives, heirs, successors, and assigns of any person or entity excluded under provisions (i) through (vi) hereof. Also excluded from the Settlement Class are any persons and entities who or which submit a request for exclusion from the Settlement Class that is accepted by the Court. For the avoidance of doubt, “affiliates” are persons or entities that directly, or indirectly through one or more intermediaries, control, are controlled by, or are under common control with one of the Defendants.

(ww) “Settlement Class Member” means each person and entity who or which is a member of the Settlement Class.

(xx) “Settlement Class Period” means the period between September 18, 2020 and March 31, 2021, both dates inclusive.

(yy) “Settlement Fund” means the Settlement Amount plus any and all interest earned thereon.

(zz) “Settlement Hearing” means the hearing set by the Court under Rule 23(e)(2) of the Federal Rules of Civil Procedure to consider final approval of the Settlement.

(aaa) “Summary Notice” means the Summary Notice of (I) Pendency of Class Action, Certification of Settlement Class, and Proposed Settlement; (II) Settlement Fairness Hearing; and (III) Motion for an Award of Attorneys’ Fees and Reimbursement of Litigation Expenses, substantially in the form attached hereto as Exhibit 3 to Exhibit A, to be published as set forth in the Preliminary Approval Order.

(bbb) “Taxes” means: (i) all federal, state, and/or local taxes of any kind (including any interest or penalties thereon) on any income earned by the Settlement Fund; and (ii) the expenses and costs incurred by Lead Counsel in connection with determining the amount of, and paying, any taxes owed by the Settlement Fund (including, without limitation, expenses of tax attorneys and accountants).

(ccc) “Unknown Claims” means any Released Plaintiffs’ Claims which any Plaintiff, any other Settlement Class Member, or any other person or entity legally entitled to bring Released Plaintiffs’ Claims on behalf of any Settlement Class Member in such capacity only, does not know or suspect to exist in his, her or its favor at the time of the release of such claims, and any Released Defendants’ Claims which any Defendant, or any other person or entity legally entitled to bring Released Defendants’ Claims on behalf of the Defendants in such capacity only, does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, which, if known by him, her or it, might have affected his, her or its decision(s) with respect to this Settlement. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date of the Settlement, Plaintiffs and Defendants shall expressly waive, and each of the other Settlement Class Members and each of the other releasing parties shall be deemed to have waived, and by operation of the Judgment or the Alternate Judgment, if applicable, shall have expressly waived, any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

Plaintiffs and Defendants acknowledge, and each of the other releasing parties shall be deemed by operation of law to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the Settlement.

(ddd) “XL Fleet” means XL Fleet Corp., now known as Spruce Power Holding Corporation.

(eee) “XL Fleet Call Options” means, collectively, publicly traded XL Fleet and Pivotal call options.

(fff) “XL Fleet Common Stock” means, collectively, publicly traded XL Feet and Pivotal common stock.

(ggg) “XL Fleet Put Options” means, collectively, publicly traded XL Fleet and Pivotal put options.

(hhh) “XL Fleet Securities” means, collectively, XL Fleet Call Options, XL Fleet Common Stock, XL Fleet Put Options, and XL Fleet Warrants.

(iii) “XL Fleet Warrants” means publicly traded XL Fleet and Pivotal warrants.

class certification

2. Solely for purposes of the Settlement and for no other purpose, and subject to approval by the Court, Defendants stipulate and agree to: (a) certification of the Action as a class action pursuant to Rules 23(a) and 23(b)(3) of the Federal Rules of Civil Procedure on behalf of the Settlement Class; (b) certification of Plaintiffs as Class Representatives for the Settlement Class; and (c) appointment of Lead Counsel as Class Counsel for the Settlement Class pursuant to Rule 23(g) of the Federal Rules of Civil Procedure. The certification of the Settlement Class shall be binding only with respect to the Settlement. Defendants’ stipulation to the Certification of the Settlement Class is without prejudice to their right to contest class certification if the Settlement: (a) is not approved by the Court; (b) is terminated; or (c) otherwise fails to become effective for any reason.

PRELIMINARY APPROVAL OF SETTLEMENT

3. Promptly upon execution of this Stipulation, Plaintiffs will move for preliminary approval of the Settlement, certification of the Settlement Class for settlement purposes only, and the scheduling of a hearing for consideration of final approval of the Settlement, which motion shall be unopposed by Defendants. Concurrently with the motion for preliminary approval, Plaintiffs shall apply to the Court for, and Defendants shall agree to, entry of the Preliminary Approval Order, substantially in the form attached hereto as Exhibit A.

release of claims

4. The obligations incurred pursuant to this Stipulation are in consideration of: (i) the full and final disposition of the Action as against Defendants; and (ii) the Releases provided for herein.

5. Pursuant to the Judgment, or the Alternate Judgment, if applicable, without further action by anyone, upon the Effective Date of the Settlement, Plaintiffs and each of the other Settlement Class Members, on behalf of themselves, and on behalf of any other person or entity legally entitled to bring Released Plaintiffs’ Claims on behalf of the respective Settlement Class Member in such capacity only, shall be deemed to have, and by operation of law and of the judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived and discharged each and every Released Plaintiffs’ Claim against the Defendants and the other Defendants’ Releasees (including, without limitation, Unknown Claims), whether or not such Settlement Class Members execute and deliver the Proof of Claim or share in the Net Settlement Fund, and shall forever be barred and enjoined from prosecuting any or all of the Released Plaintiffs’ Claims (including, without limitation, Unknown Claims) against any of the Defendants’ Releasees in any court of law or equity, arbitral forum, administrative forum, or in the court of any foreign jurisdiction, whether or not such Settlement Class Members execute and deliver the Proof of Claim or share in the Net Settlement Fund. The Court shall retain exclusive jurisdiction to interpret and enforce the permanent injunction described in this paragraph. This release shall not apply to any Excluded Claim.

6. Pursuant to the Judgment, or the Alternate Judgment, if applicable, without further action by anyone, upon the Effective Date of the Settlement, Defendants, on behalf of themselves, and on behalf of any other person or entity legally entitled to bring Released Defendants’ Claims on behalf of Defendants in such capacity only, shall be deemed to have, and by operation of law and of the judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged each and every Released Defendants’ Claim against Plaintiffs and the other Plaintiffs’ Releasees (including, without limitation, Unknown Claims), and shall forever be barred and enjoined from prosecuting any or all of the Released Defendants’ Claims (including, without limitation, Unknown Claims) against any of the Plaintiffs’ Releasees. The Court shall retain exclusive jurisdiction to interpret and enforce the permanent injunction described in this paragraph. This release shall not apply to any person or entity who or which submits a request for exclusion from the Settlement Class that is accepted by the Court.

7. Notwithstanding ¶¶ 5-6 above, nothing in the Judgment, or the Alternate Judgment, if applicable, shall bar any action by any of the Parties to enforce or effectuate the terms of this Stipulation or the Judgment, or Alternate Judgment, if applicable.

THE SETTLEMENT CONSIDERATION

8. In consideration of the settlement of the Released Plaintiffs’ Claims against Defendants and the other Defendants’ Releasees, XL Fleet and/or its D&O Insurers shall pay or cause to be paid the Settlement Amount into the Escrow Account no later than twenty-one (21) calendar days after the later of: (a) the Court having entered an order preliminarily approving the settlement, or (b) XL Fleet having received the information necessary to effectuate a transfer of funds to the Escrow Account, including wiring instructions that include the bank name and ABA routing number, account name and number, and a signed W-9 reflecting a valid taxpayer identification number for the qualified settlement fund in which the Settlement Amount is to be deposited. The portion of the Settlement Amount to be funded by the D&O Insurers will be paid directly into the Escrow Account by the D&O Insurers. If XL Fleet and/or its D&O Insurers fail to cause the Settlement Amount, or any portion thereof, to be paid in accordance with the terms of this paragraph, (a) Defendants cannot terminate the Settlement; and (b) Plaintiffs may apply to the Court to enforce the terms of the Settlement, and further may apply to the Court for an order that XL Fleet pay interest on the unfunded portion of the Settlement Amount.

USE OF SETTLEMENT FUND

9. The Settlement Fund shall be used to pay: (a) any Taxes; (b) any Notice and Administration Costs; (c) any Litigation Expenses awarded by the Court; and (d) any attorneys’ fees awarded by the Court. The balance remaining in the Settlement Fund, that is, the Net Settlement Fund, shall be distributed to Authorized Claimants as provided in ¶¶ 18-29 below. The Escrow Agent shall not disburse the Settlement Fund except: (a) as provided in the Stipulation; (b) by an order of the Court; or (c) with the written agreement of counsel for the Parties.

10. Except as provided herein or pursuant to orders of the Court, the Net Settlement Fund shall remain in the Escrow Account prior to the Effective Date. All funds held by the Escrow Agent shall be deemed to be in the custody of the Court and shall remain subject to the jurisdiction of the Court until such time as the funds shall be distributed or returned pursuant to the terms of this Stipulation and/or further order of the Court. The Escrow Agent shall invest any funds in the Escrow Account exclusively in instruments or accounts backed by the full faith and credit of the United States Government or fully insured by the United States Government or an agency thereof, including U.S. Treasury bills, a U.S. Treasury Fund, or a bank account that is either: (a) fully insured by the Federal Deposit Insurance Corporation; or (b) secured by instruments backed by the full faith and credit of the United States Government. The Escrow Agent shall reinvest the proceeds of these instruments or accounts as they mature in similar instruments or accounts at their then-current market rates.

11. The Parties agree that the Settlement Fund is intended to be a Qualified Settlement Fund within the meaning of Treasury Regulation § 1.468B-1 and that Lead Counsel, as administrator of the Settlement Fund within the meaning of Treasury Regulation § 1.468B-2(k)(3), shall be solely responsible for filing or causing to be filed all informational and other tax returns as may be necessary or appropriate (including, without limitation, the returns described in Treasury Regulation § 1.468B-2(k)) for the Settlement Fund. Lead Counsel shall also be responsible for causing payment to be made from the Settlement Fund of any Taxes owed with respect to the Settlement Fund. The Defendants’ Releasees shall not have any liability or responsibility for any such Taxes. Upon written request, Defendants will provide to Lead Counsel the statement described in Treasury Regulation § 1.468B-3(e). Lead Counsel, as administrator of the Settlement Fund within the meaning of Treasury Regulation § 1.468B-2(k)(3), shall timely make such elections as are necessary or advisable to carry out this paragraph, including, as necessary, making a “relation-back election,” as described in Treasury Regulation § 1.468B-1(j), to cause the Qualified Settlement Fund to come into existence at the earliest allowable date, and shall take or cause to be taken all actions as may be necessary or appropriate in connection therewith.

12. All Taxes shall be paid out of the Settlement Fund, and shall be timely paid by the Escrow Agent pursuant to the disbursement instructions to be set forth in the Escrow Agreement, and without further order of the Court. Any tax returns prepared for the Settlement Fund (as well as the election set forth therein) shall be consistent with the previous paragraph and in all events shall reflect that all Taxes on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided herein. The Defendants’ Releasees shall have no responsibility or liability for the acts or omissions of Lead Counsel or its agents with respect to the payment of Taxes, as described herein.

13. The Settlement is not a claims-made settlement. Upon the occurrence of the Effective Date, no Defendant, Defendants’ Releasee, or any other person or entity who or which paid any portion of the Settlement Amount shall have any right to the return of the Settlement Fund or any portion thereof for any reason whatsoever, including without limitation, the number of Claim Forms submitted, the collective amount of Recognized Claims of Authorized Claimants, the percentage of recovery of losses, or the amounts to be paid to Authorized Claimants from the Net Settlement Fund.

14. Notwithstanding the fact that the Effective Date of the Settlement has not yet occurred, Lead Counsel may pay from the Settlement Fund, without further approval from Defendants or further order of the Court, all Notice and Administration Costs actually incurred and paid or payable. Such costs and expenses shall include, without limitation, the actual costs of printing and mailing the Postcard Notice, publishing the Summary Notice, reimbursements to nominee owners for forwarding the Postcard Notice to their beneficial owners, the administrative expenses incurred and fees charged by the Claims Administrator in connection with providing notice, administering the Settlement (including processing the submitted Claims), and the fees, if any, of the Escrow Agent. In the event that the Settlement is terminated pursuant to the terms of this Stipulation, all Notice and Administration Costs paid or incurred, including any related fees, shall not be returned or repaid to Defendants, any of the other Defendants’ Releasees, or any other person or entity who or which paid any portion of the Settlement Amount.

ATTORNEYS’ FEES AND litigation EXPENSES

15. Lead Counsel will apply to the Court for a collective award of attorneys’ fees to Plaintiffs’ Counsel to be paid from (and out of) the Settlement Fund. Lead Counsel also will apply to the Court for reimbursement of Litigation Expenses, which may include a request for reimbursement of Plaintiffs’ costs and expenses directly related to their representation of the Settlement Class, to be paid from (and out of) the Settlement Fund. Lead Counsel’s application for an award of attorneys’ fees and/or Litigation Expenses is not the subject of any agreement between Defendants and Plaintiffs other than what is set forth in this Stipulation.

16. Any attorneys’ fees and Litigation Expenses that are awarded by the Court shall be paid to Lead Counsel immediately upon award, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to Lead Counsel’s obligation to make appropriate refunds or repayments to the Settlement Fund, plus accrued interest at the same net rate as is earned by the Settlement Fund, if the Settlement is terminated pursuant to the terms of this Stipulation or if, as a result of any appeal or further proceedings on remand, or successful collateral attack, the award of attorneys’ fees and/or Litigation Expenses is reduced or reversed and such order reducing or reversing the award has become Final. Lead Counsel shall make the appropriate refund or repayment in full no later than thirty (30) days after: (a) receiving from Defendants’ Counsel notice of the termination of the Settlement; or (b) any order reducing or reversing the award of attorneys’ fees and/or Litigation Expenses has become Final. An award of attorneys’ fees and/or Litigation Expenses is not a necessary term of this Stipulation and is not a condition of the Settlement embodied herein. Neither Plaintiffs nor Lead Counsel may cancel or terminate the Settlement, or seek to delay the finality of the Judgment approving the Stipulation and the Settlement of the Action, based on this Court’s or any appellate court’s ruling with respect to attorneys’ fees and/or Litigation Expenses.

17. Lead Counsel shall allocate the attorneys’ fees awarded amongst Plaintiffs’ Counsel in a manner which it, in good faith, believes reflects the contributions of such counsel to the institution, prosecution and settlement of the Action. Defendants’ Releasees shall have no responsibility for or liability whatsoever with respect to the allocation or award of attorneys’ fees or Litigation Expenses. The attorneys’ fees and Litigation Expenses that are awarded to Plaintiffs’ Counsel shall be payable solely from the Escrow Account.

NOTICE AND SETTLEMENT ADMINISTRATION

18. As part of the Preliminary Approval Order, Plaintiffs shall seek appointment of a Claims Administrator. The Claims Administrator shall administer the Settlement, including but not limited to the process of receiving, reviewing, and approving or denying Claims, under Lead Counsel’s supervision and subject to the jurisdiction of the Court. Other than Defendants’ obligation to provide XL Fleet securities holders records as provided in ¶ 19 below, none of the Defendants, nor any other Defendants’ Releasees, shall have any involvement in or any responsibility, authority or liability whatsoever for the selection of the Claims Administrator, the Plan of Allocation, the administration of the Settlement, the Claims process, or disbursement of the Net Settlement Fund, and shall have no liability whatsoever to any person or entity, including, but not limited to, Plaintiffs, any other Settlement Class Members or Lead Counsel in connection with the foregoing. Defendants’ Counsel shall cooperate in the administration of the Settlement to the extent reasonably necessary to effectuate its terms.

19. In accordance with the terms of the Preliminary Approval Order to be entered by the Court, Lead Counsel shall cause the Claims Administrator to mail the Postcard Notice to those members of the Settlement Class as may be identified through reasonable effort. Lead Counsel shall also cause the Claims Administrator to: (a) post downloadable copies of the Notice and Claim Form online at www.__________.com; and (b) have the Summary Notice published in accordance with the terms of the Preliminary Approval Order to be entered by the Court. For the purposes of identifying and providing notice to the Settlement Class, within five (5) business days of the date of entry of the Preliminary Approval Order, Defendants shall provide or cause to be provided to the Claims Administrator in electronic format (at no cost to the Settlement Fund, Lead Counsel, Plaintiffs, or the Claims Administrator) its security lists (consisting of names and addresses) of the purchasers of XL Fleet Securities during the Settlement Class Period.

20. The Claims Administrator shall receive Claims and determine first, whether the Claim is a valid Claim, in whole or part, and second, each Authorized Claimant’s pro rata share of the Net Settlement Fund based upon each Authorized Claimant’s Recognized Claim compared to the total Recognized Claims of all Authorized Claimants (as set forth in the Plan of Allocation set forth in the Notice attached hereto as Exhibit 1 to Exhibit A, or in such other plan of allocation as the Court approves).

21. The Plan of Allocation proposed in the Notice is not a necessary term of the Settlement or of this Stipulation and it is not a condition of the Settlement or of this Stipulation that any particular plan of allocation be approved by the Court. Plaintiffs and Lead Counsel may not cancel or terminate the Settlement (or this Stipulation) based on this Court’s or any appellate court’s ruling with respect to the Plan of Allocation or any other plan of allocation in this Action. Defendants and the other Defendants’ Releasees shall not object in any way to the Plan of Allocation or any other plan of allocation in this Action. No Defendant, nor any other Defendants’ Releasees, shall have any involvement with or liability, obligation, or responsibility whatsoever for the application of the Court-approved plan of allocation.

22. Any Settlement Class Member who does not submit a valid Claim Form will not be entitled to receive any distribution from the Net Settlement Fund, but will otherwise be bound by all of the terms of this Stipulation and Settlement, including the terms of the Judgment or, the Alternate Judgment, if applicable, to be entered in the Action and the releases provided for herein and therein, and will be permanently barred and enjoined from bringing any action, claim, or other proceeding of any kind against the Defendants’ Releasees with respect to the Released Plaintiffs’ Claims in the event that the Effective Date occurs with respect to the Settlement.

23. Lead Counsel shall be responsible for supervising the administration of the Settlement and the disbursement of the Net Settlement Fund subject to Court approval. No Defendant, or any other Defendants’ Releasees, shall be permitted to review, contest, or object to any Claim Form, or any decision of the Claims Administrator or Lead Counsel with respect to accepting or rejecting any Claim for payment by a Settlement Class Member. Lead Counsel shall have the right, but not the obligation, to waive what it deems to be formal or technical defects in any Claim Forms submitted in the interests of achieving substantial justice.

24. For purposes of determining the extent, if any, to which a Settlement Class Member shall be entitled to be treated as an Authorized Claimant, the following conditions shall apply:

(a) Each Settlement Class Member shall be required to submit a Claim Form, substantially in the form attached hereto as Exhibit 2 to Exhibit A, supported by such documents as are designated therein, including proof of the Claimant’s loss, or such other documents or proof as the Claims Administrator or Lead Counsel, in their discretion, may deem acceptable;

(b) All Claim Forms must be submitted by the date set by the Court in the Preliminary Approval Order and specified in the Notice. Any Settlement Class Member who fails to submit a Claim Form by such date shall be forever barred from receiving any distribution from the Net Settlement Fund or payment pursuant to this Stipulation (unless by Order of the Court such Settlement Class Member’s Claim Form is accepted), but shall in all other respects be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgment or Alternate Judgment, if applicable, and the Releases provided for herein and therein, and will be permanently barred and enjoined from bringing any action, claim, or other proceeding of any kind against any Defendants’ Releasees with respect to any Released Plaintiffs’ Claim. Provided that it is mailed by the claim-submission deadline, a Claim Form shall be deemed to be submitted when postmarked, if received with a postmark indicated on the envelope and if mailed by first-class mail and addressed in accordance with the instructions thereon. In all other cases, the Claim Form shall be deemed to have been submitted on the date when actually received by the Claims Administrator;

(c) Each Claim Form shall be submitted to and reviewed by the Claims Administrator who shall determine in accordance with this Stipulation and the plan of allocation the extent, if any, to which each Claim shall be allowed, subject to review by the Court pursuant to subparagraph (e) below as necessary;

(d) Claim Forms that do not meet the submission requirements may be rejected. Prior to rejecting a Claim in whole or in part, the Claims Administrator shall communicate with the Claimant in writing, to give the Claimant the chance to remedy any curable deficiencies in the Claim Form submitted. The Claims Administrator shall notify, in a timely fashion and in writing, all Claimants whose Claim the Claims Administrator proposes to reject in whole or in part, setting forth the reasons therefor, and shall indicate in such notice that the Claimant whose Claim is to be rejected has the right to a review by the Court if the Claimant so desires and complies with the requirements of subparagraph (e) below; and

(e) If any Claimant whose Claim has been rejected in whole or in part desires to contest such rejection, the Claimant must, within twenty (20) days after the date of mailing of the notice required in subparagraph (d) above, serve upon the Claims Administrator a notice and statement of reasons indicating the Claimant’s grounds for contesting the rejection along with any supporting documentation, and requesting a review thereof by the Court. If a dispute concerning a Claim cannot be otherwise resolved, Lead Counsel shall thereafter present the request for review to the Court.

25. Each Claimant shall be deemed to have submitted to the jurisdiction of the Court with respect to the Claimant’s Claim, and the Claim will be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided, however, that such investigation and discovery shall be limited to that Claimant’s status as a Settlement Class Member and the validity and amount of the Claimant’s Claim. No discovery shall be allowed on the merits of this Action or of the Settlement in connection with the processing of Claim Forms.

26. Lead Counsel will apply to the Court, on notice to Defendants’ Counsel, for a Class Distribution Order: (a) approving the Claims Administrator’s administrative determinations concerning the acceptance and rejection of the Claims submitted; (b) approving payment of any administration fees and expenses associated with the administration of the Settlement from the Escrow Account; and (c) if the Effective Date has occurred, directing payment of the Net Settlement Fund to Authorized Claimants from the Escrow Account.

27. Payment pursuant to the Class Distribution Order shall be final and conclusive against all Settlement Class Members. All Settlement Class Members whose Claims are not approved by the Court for payment shall be barred from participating in distributions from the Net Settlement Fund, but otherwise shall be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgment or Alternate Judgment, if applicable, to be entered in this Action and the Releases provided for herein and therein, and will be permanently barred and enjoined from bringing any action against any and all Defendants’ Releasees with respect to any and all of the Released Plaintiffs’ Claims.

28. No person or entity shall have any claim against Plaintiffs, Lead Counsel, the Claims Administrator, or any other agent designated by Lead Counsel, or the Defendants’ Releasees and/or their respective counsel, arising from distributions made substantially in accordance with the Stipulation, the plan of allocation approved by the Court, or any order of the Court. Plaintiffs and Defendants, and their respective counsel, and Plaintiffs’ damages expert and all other Releasees shall have no liability whatsoever for the investment or distribution of the Settlement Fund or the Net Settlement Fund, the plan of allocation, or the determination, administration, calculation, or payment of any claim or nonperformance of the Claims Administrator, the payment or withholding of taxes (including interest and penalties) owed by the Settlement Fund, or any losses incurred in connection therewith.

29. All proceedings with respect to the administration, processing and determination of Claims, and the determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of Claims, shall be subject to the jurisdiction of the Court. All Settlement Class Members and Parties to this Settlement expressly waive trial by jury (to the extent any such right may exist) and any right of appeal or review with respect to such determinations.

TERMS OF THE JUDGMENT

30. If the Settlement contemplated by this Stipulation is approved by the Court, Lead Counsel and Defendants’ Counsel shall request that the Court enter a Judgment, substantially in the form attached hereto as Exhibit B.

CONDITIONS OF SETTLEMENT AND EFFECT OF
DISAPPROVAL, CANCELLATION, OR TERMINATION

31. The Effective Date of the Settlement shall be deemed to occur on the occurrence or waiver of all of the following events:

(a) the Stipulation, and such other documents as may be required to obtain final Court approval of the Stipulation in a form satisfactory to the Parties, have been executed;

(b) the Court has entered the Preliminary Approval Order, substantially in the form set forth in Exhibit A attached hereto, as required by ¶ 3 above;

(c) the Settlement Amount has been deposited into the Escrow Account in accordance with the provisions of ¶ 8 above;

(d) Defendants have not exercised their option to terminate the Settlement pursuant to the provisions of this Stipulation (including the Supplemental Agreement described in ¶ 35 below);

(e) Plaintiffs have not exercised their option to terminate the Settlement pursuant to the provisions of this Stipulation; and

(f) the Court has approved the Settlement as described herein, following notice to the Settlement Class and a hearing, as prescribed by Rule 23 of the Federal Rules of Civil Procedure, and entered the Judgment and the Judgment has become Final, or the Court has entered an Alternate Judgment and none of the Parties seek to terminate the Settlement and the Alternate Judgment has become Final.

32. Upon the occurrence of all of the events referenced in ¶ 31 above, any and all remaining interest or right of Defendants in or to the Settlement Fund, if any, shall be absolutely and forever extinguished and the Releases herein shall be effective.

33. If (i) Defendants exercise their right to terminate the Settlement as provided in this Stipulation; (ii) Plaintiffs exercise their right to terminate the Settlement as provided in this Stipulation; (iii) the Court disapproves the Settlement; or (iv) the Effective Date as to the Settlement otherwise fails to occur, then:

(a) The Settlement and the relevant portions of this Stipulation shall be canceled and terminated;

(b) Plaintiffs and Defendants shall revert to their respective positions in the Action as of September 28, 2023;

(c) The terms and provisions of this Stipulation, with the exception of this ¶ 33 and ¶¶ 14, 16, 36 and 56, shall have no further force and effect with respect to the Parties and shall not be used in the Action or in any other proceeding for any purpose, and any Judgment, or Alternate Judgment, if applicable, or order entered by the Court in accordance with the terms of this Stipulation shall be treated as vacated, nunc pro tunc; and

(d) Within five (5) business days after joint written notification of termination is sent by Defendants’ Counsel and Lead Counsel to the Escrow Agent, the Settlement Fund (including accrued interest thereon and any funds received by Lead Counsel consistent with ¶ 16 above), less any Notice and Administration Costs actually incurred, paid, or payable and less any Taxes paid, due, or owing shall be refunded by the Escrow Agent to Defendants (or such other persons or entities as Defendants may direct). In the event that the funds received by Lead Counsel consistent with ¶ 16 above have not been refunded to the Settlement Fund within the five (5) business days specified in this paragraph, those funds shall be refunded by the Escrow Agent to Defendants (or such other persons or entities as Defendants may direct) immediately upon their deposit into the Escrow Account consistent with ¶ 16 above.

34. It is further stipulated and agreed that Plaintiffs, provided they unanimously agree, and Defendants, provided they unanimously agree, shall each have the right to terminate the Settlement and this Stipulation, by providing written notice of their election to do so (“Termination Notice”) to the other Parties to this Stipulation within thirty (30) days of: (a) the Court’s final refusal to enter the Preliminary Approval Order in any material respect; (b) the Court’s final refusal to approve the Settlement or any material part thereof; (c) the Court’s final refusal to enter the Judgment in any material respect as to the Settlement; (d) the date upon which the Judgment is modified or reversed in any material respect by the United States Court of Appeals for the Second Circuit or the United States Supreme Court; or (e) the date upon which an Alternate Judgment is modified or reversed in any material respect by the United States Court of Appeals for the Second Circuit or the United States Supreme Court, and the provisions of ¶ 33 above shall apply. However, any decision or proceeding, whether in this Court or any appellate court, with respect to an application for attorneys’ fees or reimbursement of Litigation Expenses or with respect to any plan of allocation shall not be considered material to the Settlement, shall not affect the finality of any Judgment or Alternate Judgment, if applicable, and shall not be grounds for termination of the Settlement.

35. In addition to the grounds set forth in ¶ 34 above, Defendants, provided they unanimously agree, shall have the unilateral right to terminate the Settlement in the event that Settlement Class Members timely and validly requesting exclusion from the Settlement Class meet the conditions set forth in Defendants’ confidential supplemental agreement with Plaintiffs (the “Supplemental Agreement”), in accordance with the terms of that agreement. The Supplemental Agreement, which is being executed concurrently herewith, shall not be filed with the Court and its terms shall not be disclosed in any other manner (other than the statements herein and in the Notice, to the extent necessary, or as otherwise provided in the Supplemental Agreement) unless and until the Court otherwise directs or a dispute arises between Plaintiffs and Defendants concerning its interpretation or application, in which event the Parties shall submit the Supplemental Agreement to the Court in camera and request that the Court afford it confidential treatment.

NO ADMISSION OF WRONGDOING

36. Neither the Term Sheet, this Stipulation (whether or not consummated), including the exhibits hereto and the Plan of Allocation contained therein (or any other plan of allocation that may be approved by the Court), the negotiations leading to the execution of the Term Sheet and this Stipulation, nor any proceedings taken pursuant to or in connection with the Term Sheet, this Stipulation, and/or approval of the Settlement (including any arguments proffered in connection therewith):

(a) shall be offered against any of the Defendants’ Releasees as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Defendants’ Releasees with respect to the truth of any fact alleged by Plaintiffs, or the validity of any claim that was or could have been asserted, or the deficiency of any defense that has been or could have been asserted in this Action or in any other litigation, or of any liability, negligence, fault, or other wrongdoing of any kind of any of the Defendants’ Releasees, or in any way referred to for any other reason as against any of the Defendants’ Releasees, in any civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation;

(b) shall be offered against any of the Plaintiffs’ Releasees, as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Plaintiffs’ Releasees that any of their claims are without merit, that any of the Defendants’ Releasees had meritorious defenses, that damages recoverable under the Complaint would not have exceeded the Settlement Amount, or, with respect to any liability, negligence, fault or wrongdoing of any kind, or in any way referred to for any other reason as against any of the Plaintiffs’ Releasees, in any civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; or

(c) shall be construed against any of the Releasees as an admission, concession, or presumption that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial; provided, however, that if this Stipulation is approved by the Court, the Parties and the Releasees and their respective counsel may refer to it to effectuate the protections from liability granted hereunder or otherwise to enforce the terms of the Settlement.

MISCELLANEOUS PROVISIONS

37. All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein. Notwithstanding the foregoing, in the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit attached hereto, the terms of the Stipulation shall prevail.

38. Defendants warrant that, as to the payments made or to be made by or on behalf of them, at the time of entering into this Stipulation and at the time of such payment they or, to their knowledge, any persons or entities contributing to the payment of the Settlement Amount, were not insolvent, nor will the payment required to be made by or on behalf of them render them insolvent, within the meaning of and/or for the purposes of the United States Bankruptcy Code, including §§ 101 and 547 thereof. This representation is made by each of the Defendants and not by their counsel.

39. In the event of the entry of a final order of a court of competent jurisdiction determining the transfer of money to the Settlement Fund or any portion thereof by or on behalf of Defendants to be a preference, voidable transfer, fraudulent transfer, or similar transaction and any portion thereof is required to be returned, and such amount is not promptly deposited into the Settlement Fund by others, then, at the election of Plaintiffs, Plaintiffs and Defendants shall jointly move the Court to vacate and set aside the Releases given and the Judgment or Alternate Judgment, if applicable, entered in favor of Defendants and the other Releasees pursuant to this Stipulation, in which event the releases and Judgment, or Alternate Judgment, if applicable, shall be null and void, and the Parties shall be restored to their respective positions in the litigation as provided in ¶ 33 above and any cash amounts in the Settlement Fund (less any Taxes paid, due, or owing with respect to the Settlement Fund and less any Notice and Administration Costs actually incurred, paid or payable) shall be returned as provided in ¶ 33.

40. The Parties intend this Stipulation and the Settlement to be a final and complete resolution of all disputes asserted or which could be asserted by Plaintiffs and any other Settlement Class Members against the Defendants’ Releasees with respect to the Released Plaintiffs’ Claims. Accordingly, Plaintiffs and their counsel and Defendants and their counsel agree not to assert in any forum that this Action was brought by Plaintiffs or defended by Defendants in bad faith or without a reasonable basis. No Party shall assert any claims of any violation of Rule 11 of the Federal Rules of Civil Procedure relating to the institution, prosecution, defense, or settlement of this Action. The Parties agree that the amounts paid and the other terms of the Settlement were negotiated at arm’s-length and in good faith by the Parties, including through a mediation process supervised and conducted by Jed Melnick, Esq., and reflect the Settlement that was reached voluntarily after extensive negotiations and consultation with experienced legal counsel, who were fully competent to assess the strengths and weaknesses of their respective clients’ claims or defenses.

41. While retaining their right to deny that the claims asserted in the Action were meritorious, Defendants and their counsel, in any statement made to any media representative (whether or not for attribution) will not assert that the Action was commenced or prosecuted in bad faith, nor will they deny that the Action was commenced and prosecuted in good faith and is being settled voluntarily after consultation with competent legal counsel. In all events, Plaintiffs and their counsel and Defendants and their counsel shall not make any accusations of wrongful or actionable conduct by either Party concerning the prosecution, defense, and resolution of the Action, and shall not otherwise suggest that the Settlement constitutes an admission of any claim or defense alleged.

42. The terms of the Settlement, as reflected in this Stipulation, may not be modified or amended, nor may any of its provisions be waived except by a writing signed on behalf of both Plaintiffs and Defendants (or their successors-in-interest).

43. The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

44. The administration and consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court, and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys’ fees and Litigation Expenses to Lead Counsel and enforcing the terms of this Stipulation, including the Plan of Allocation (or such other plan of allocation as may be approved by the Court) and the distribution of the Net Settlement Fund to Settlement Class Members.

45. The waiver by one Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.

46. This Stipulation and its exhibits and the Supplemental Agreement constitute the entire agreement among Plaintiffs and Defendants concerning the Settlement and this Stipulation and its exhibits. All Parties acknowledge that no other agreements, representations, warranties, or inducements have been made by any Party hereto concerning this Stipulation, its exhibits or the Supplemental Agreement other than those contained and memorialized in such documents.

47. This Stipulation may be executed in one or more counterparts, including by a .pdf/.tif image of the signature transmitted via email. All executed counterparts and each of them shall be deemed to be one and the same instrument.

48. This Stipulation shall be binding upon and inure to the benefit of the successors and assigns of the Parties, including any and all Releasees and any corporation, partnership, or other entity into or with which any Party hereto may merge, consolidate, or reorganize.

49. The construction, interpretation, operation, effect, and validity of this Stipulation, the Supplemental Agreement, and all documents necessary to effectuate it shall be governed by the internal laws of the State of New York without regard to conflicts of laws, except to the extent that federal law requires that federal law govern.

50. Any action arising under or to enforce this Stipulation or any portion thereof, shall be commenced and maintained only in the Court.

51. This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that it is the result of arm’s-length negotiations between the Parties and all Parties have contributed substantially and materially to the preparation of this Stipulation.

52. All counsel and any other person executing this Stipulation and any of the exhibits hereto, or any related Settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.

53. Lead Counsel and Defendants’ Counsel agree to cooperate fully with one another in seeking Court approval of the Preliminary Approval Order and the Settlement, as embodied in this Stipulation, and to use best efforts to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the Court of the Settlement.

54. If any Party is required to give notice to another Party under this Stipulation, such notice shall be in writing and shall be deemed to have been duly given upon receipt of hand delivery, or email transmission, with confirmation of receipt. Notice shall be provided as follows:

If to Plaintiffs or Lead Counsel:	Glancy Prongay & Murray LLP Attn: Garth A. Spencer, Esq. 1925 Century Park East, Suite 2100 Los Angeles, CA 90067 Telephone: (310) 201-9150 Email: gspencer@glancylaw.com

If to Defendants:

Troutman Pepper Hamilton Sanders LLP
Attn: Jay A. Dubow, Esq.
3000 Two Logan Square

18th and Arch Streets

Philadelphia, PA 19103
Telephone: (215) 981-4713
Email: jay.dubow@troutman.com

Willkie Farr & Gallagher LLP

Attn: William Stellmach

1875 K Street, N.W.

Washington, D.C. 20006

Telephone: (202) 303-1000

Email: wstellmach@willkie.com

McDermott Will & Emery LLP

Attn: Caitlyn M. Campbell

200 Clarendon Street, Floor 58

Boston, MA 02116

Telephone: (617) 535-3930

Email: cmcampbell@mwe.com

Ropes & Gray LLP

Attn: R. Daniel O’Connor

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

Telephone: (617) 951-7000

Email: daniel.oconnor@ropesgray.com

55. Except as otherwise provided herein, each of the Parties shall bear their own costs.

56. Whether or not the Stipulation is approved by the Court and whether or not the Stipulation is consummated, or the Effective Date occurs, the Parties and their counsel shall use their best efforts to keep all negotiations, discussions, acts performed, agreements, drafts, documents signed, and proceedings in connection with the Stipulation confidential.

57. All agreements made and orders entered during the course of this Action relating to the confidentiality of information shall survive this Settlement.

58. No opinion or advice concerning the tax consequences of the proposed Settlement to individual Settlement Class Members is being given or will be given by the Parties or their counsel; nor is any representation or warranty in this regard made by virtue of this Stipulation. Each Settlement Class Member’s tax obligations, and the determination thereof, are the sole responsibility of the Settlement Class Member, and it is understood that the tax consequences may vary depending on the particular circumstances of each individual Settlement Class Member.

59. If XL Fleet and/or its D&O Insurers fail to cause the Settlement Amount, or any portion thereof, to be paid in accordance with the terms of the Settlement Agreement, (a) Defendants cannot terminate the Settlement; and (b) Plaintiffs may apply to the Court to enforce the terms of the Settlement, and further may apply to the Court for an order that XL Fleet pay interest on the unfunded portion of the Settlement Amount.

60. Pending approval of the Court of the Stipulation and its Exhibits, all proceedings in this Action shall be stayed. Plaintiffs shall refrain from filing a derivative action or cooperating or assisting in the prosecution of any other actions that arise out of, refer to, or are based upon, the allegations, transactions, facts, matters, occurrences, representations, statements or omissions that were involved, set forth, or referred to in the Action.

IN WITNESS WHEREOF, the Parties hereto have caused this Stipulation to be executed, by their duly authorized attorneys, as of ________ __, 2023.

GLANCY PRONGAY & MURRAY LLP	TROUTMAN PEPPER HAMILTON SANDERS LLP

Robert V. Prongay

Garth Spencer (GS-7623)

Christopher Fallon (admitted pro hac vice)

1925 Century Park East, Suite 2100

Los Angeles, CA 90067

Tel: (310) 201-9150

rprongay@glancylaw.com

gspencer@glancylaw.com

cfallon@glancylaw.com

Gregory B. Linkh (GL-0477)

230 Park Ave., Suite 358

New York, NY 10169

Telephone: (212) 682-5340

glinkh@glancylaw.com

Jay A. Dubow (pro hac vice applied)

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103

Tel: (215) 981.4713

jay.dubow@troutman.com

Ghillaine A. Reid

875 Third Avenue

New York, NY 10022

Tel: (212) 704-6198

Ghillaine.reid@troutman.com

Attorneys for Defendants XL Fleet Corp.

LAW OFFICES OF HOWARD G. SMITH	WILLKIE FARR & GALLAGHER LLP

Howard G. Smith

3070 Bristol Pike, Suite 112

Bensalem PA 19020

Telephone: (215) 638-4847

Lead Attorneys for Lead Plaintiff Delton Rowe, additional Plaintiffs Jeffrey Suh, Carl Enslin, Simone Heridis, and Soraya Matamoros, and the putative Class

William Stellmach

1875 K Street, N.W.

Washington, D.C. 20006

Tel: (202) 303-1000

wstellmach@willkie.com

Matthew Freimuth

787 Seventh Avenue

New York, NY 10019

Tel: (212) 728-8000

mfreimuth@willkie.com

Attorneys for Defendants Jonathan J. Ledecky, James H.R. Brady, Brian Piern and Kevin Griffin

MCDERMOTT WILL & EMERY LLP

Caitlyn M. Campbell

200 Clarendon Street, Floor 58

Boston, MA 02116

Tel: (617) 535-3930

cmcampbell@mwe.com

Paul Helms

444 West Lake Street, Suite 4000

Chicago, IL 60606

Tel. (312) 984-5380

phelms@mwe.com

Attorneys for Defendant Dimitri N. Kazarinoff

ROPES & GRAY LLP

R. Daniel O’Connor

Peter Welsh

Stephanie A. Fagan

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

Tel. (617) 951-7000

daniel.oconnor@ropesgray.com

peter.welsh@ropesgray.com stephanie.fagan@ropesgray.com

Ethan Weinberg

1211 Avenue of the Americas

New York, NY 10036-8704

Tel. (212) 596-9000

ethan.weinberg@ropesgray.com

Attorneys for Defendant Thomas J. Hynes III